As filed with the Securities and Exchange Commission on May 8, 2020.

Registration No.  333-91121

Registration No.  333-47024

Registration No.  333-150873

Registration No.  333-189051

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-91121

FORM S-8 REGISTRATION STATEMENT NO. 333-47024

FORM S-8 REGISTRATION STATEMENT NO. 333-150873

FORM S-8 REGISTRATION STATEMENT NO. 333-189051

UNDER THE SECURITIES ACT OF 1933

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0518772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(Address, including zip code, of registrant’s principal executive offices)

AGILENT TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Michael R. McMullen

Director, President and Chief Executive Officer

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(800) 227-9770

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Michael Tang, Esq.

P. Diana Chiu, Esq.

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(800) 227-9770

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

Agilent Technologies, Inc. (the “Registrant”) has previously registered shares of its common stock, $0.01 par value, (the “Common Stock”) for issuance under the Agilent Technologies, Inc. Employee Stock Purchase Plan (the “Old ESPP”) on (i) the Registrant’s Registration Statement on Form S-8, dated November 17, 1999 (File No. 333-91121), registering 9,802,100 shares of Common Stock; (ii) the Registrant’s Registration Statement on Form S-8, dated September 29, 2000 (File No. 333-47024), registering 35,000,000 shares of Common Stock; (iii) the Registrant’s Registration Statement on Form S-8, dated May 13, 2008 (File No. 333-150873), registering 10,000,000 shares of Common Stock; and (iv) the Registrant’s Registration Statement on Form S-8, dated June 3, 2013 (File No. 333-189051), registering 10,000,000 shares of Common Stock (collectively, the “Registration Statements”).

On November 20, 2019, the Board of Directors of the Registrant approved the Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”), to be effective on May 1, 2020, subject to stockholder approval. On April 17, 2020, the stockholders of the Registrant approved the 2020 ESPP. Pursuant to the terms of the 2020 ESPP, the maximum number of shares of Common Stock that may be issued under the 2020 ESPP is the sum of (i) 25,000,000 newly available shares of Common Stock (the “New Shares”) and (ii) 6,000,000 shares of Common Stock that have been previously registered and remain available for issuance pursuant to the Old ESPP (the “Carryover Shares”).

The Registration Statements will cover the issuance of the Carryover Shares once they are available for issuance under the 2020 ESPP. Any balance shares remaining under the Old ESPP after the Carryover Shares are exhausted are hereby deregistered.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statements and SEC Compliance and Disclosure Interpretation 126.43, the Registrant is filing this Post-Effective Amendment to the Registration Statements (the “Post-Effective Amendment”) to reflect that the Carryover Shares may be issued under the 2020 ESPP and to file as an exhibit hereto a copy of the 2020 ESPP and a new opinion as to the validity of the shares of Common Stock that were previously issuable pursuant to the Old ESPP. All other items of the Registration Statements are incorporated herein by reference without change.

The Registrant intends to file a Registration Statement on Form S-8 to register the New Shares that will become available for offer or sale pursuant to the 2020 ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(a)

Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed with the Commission on December 19, 2019, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)

Agilent's definitive proxy statement for Agilent's 2020 Annual Meeting of Stockholders (filed February 6, 2020), to the extent specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed with the Commission on December 19, 2019;

(c)	Agilent's Quarterly Report on Form 10-Q for the quarter ended January 31, 2020, filed with the Commission on March 3, 2020;
(d)

Agilent's Current Reports on Form 8-K, filed with the Commission on January 23, 2020, March 18, 2020 and April 20, 2020, except any report or portion of a report that is not deemed filed shall not be incorporated by reference into this Registration Statement; and

(e)

The description of Agilent's Common Stock contained in Agilent's Registration Statement on Form 8-A filed with the Commission on May 17, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by Agilent subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (but this shall not include any document that is merely furnished to the Commission). Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.Interests of Named Experts and Counsel.

As of May 8, 2020, Michael Tang, who is issuing the opinion regarding the legality of Agilent’s Common Stock offered hereby, is Senior Vice President, General Counsel and Secretary of Agilent. Mr. Tang owns Common Stock and performance units of Agilent and holds employee stock options to purchase Common Stock of Agilent.

Item8.Exhibits.

Exhibit No.	Description
4.1

Agilent Technologies, Inc. Employee Stock Purchase Plan (Amended and Restated, Effective November 1, 2008), incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on September 5, 2008.

4.2

Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan, incorporated herein by reference to Appendix B to Registrant’s definitive proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities Exchange Commission on February 6, 2020.

5.1*	Opinion of Michael Tang, Senior Vice President, General Counsel and Secretary, as to the legality of the securities being registered.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Michael Tang, Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1).
24*	Power of Attorney (contained on signature page hereto).

_________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Agilent Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, United States on this 8th day of May, 2020.

AGILENT TECHNOLOGIES, INC.
/s/ Michael R. McMullen
Michael R. McMullen
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Tang and P. Diana Chiu, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.  The following persons executed this power of attorney in the capacities and on the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. McMullen
Michael R. McMullen	Director, President and Chief Executive Officer (Principal Executive Officer)	May 8, 2020

/s/ Robert W. McMahon
Robert W. McMahon	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2020

/s/ Rodney Gonsalves
Rodney Gonsalves	Vice President, Corporate Controllership (Principal Accounting Officer)	May 8, 2020

/s/ Koh Boon Hwee	Chairman of the Board of Directors	May 8, 2020
Koh Boon Hwee

/s/ Mala Anand	Director	May 8, 2020
Mala Anand

/s/ Hans E. Bishop	Director	May 8, 2020
Hans E. Bishop

/s/ Paul N. Clark	Director	May 8, 2020
Paul N. Clark

/s/ Heidi Kunz	Director	May 8, 2020
Heidi Kunz

/s/ Daniel K. Podolsky, M.D.	Director	May 8, 2020
Daniel K. Podolsky, M.D.

/s/ Sue H. Rataj	Director	May 8, 2020
Sue H. Rataj

/s/ George A. Scangos, PhD	Director	May 8, 2020
George A. Scangos, PhD

/s/ Dow R. Wilson	Director	May 8, 2020
Dow R. Wilson

/s/ Tadataka Yamada, M.D.	Director	May 8, 2020
Tadataka Yamada, M.D.